UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

LAMAR ADVERTISING COMPANY

LAMAR MEDIA CORP.

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-36756 1-12407	72-1449411 72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrants’ telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities of Lamar Advertising Company registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC

Securities of Lamar Media Corp. registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Lamar Advertising Company	Emerging growth company ☐

Lamar Media Corp.	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Lamar Advertising Company    ☐

Lamar Media Corp.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 30, 2019, Lamar Advertising Company (the “Company”) issued a press release announcing that it has appointed Jay L. Johnson, age 42, to serve as the Company’s Chief Financial Officer effective October 1, 2019. He will also serve as Chief Financial Officer and a director of Lamar Media Corp., the Company’s wholly owned subsidiary. Mr. Johnson will succeed Keith A. Istre, the Company’s current Chief Financial Officer, whose intent to retire effective December 31, 2019 was previously announced by the Company. A copy of the press release announcing Mr. Johnson’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Since April 2018, Mr. Johnson has served as Executive Vice President and Chief Financial Officer of DiamondRock Hospitality Company, a self-advised real estate investment trust that owns and operates hotels and destination resorts. Prior to that position, Mr. Johnson served as Senior Vice President and Treasurer of Host Hotels & Resorts, a lodging real estate investment trust, from 2015 to 2018. In this role, he was responsible for Host’s financing activities globally, including all capital raising, liability management, corporate liquidity, enterprise risk management and acquisition financing. Prior to his role as Senior Vice President and Treasurer, Mr. Johnson served from 2010 through 2015 in various roles within the corporate finance/treasury group at Host. Prior to Host, he served in a variety of banking roles at KeyBank Real Estate Capital and Bank of America. Prior to these banking roles, he was in the management consulting practice of Deloitte & Touche LLP, the investment banking group at Prudential Securities and the industrial markets trading division of Enron Corporation. He currently serves on the Real Estate Capital Policy Advisory Committee of The Real Estate Roundtable.

As Chief Financial Officer, Mr. Johnson will receive a base salary of $600,000 annually. For his service to the Company in 2019, he will also receive a cash bonus payment of $75,000, payable in February 2020. Beginning in 2020, as an executive officer, he will be eligible to receive performance-based cash and stock bonuses. His initial annual target cash bonus amount will be $300,000, and will be payable on a sliding scale based on achievement of Company performance goals up to a maximum of $600,000 per year. Commencing for fiscal year 2020, Mr. Johnson will also be eligible to receive a maximum annual target stock bonus of 22,000 shares of the Company’s Class A common stock, payable based on achievement of performance goals. The Company has agreed that he will receive the maximum stock bonus for the 2020 fiscal year. The Company will also make a deferred compensation contribution on his behalf in the amount of $50,000 annually. Mr. Johnson will also be eligible to participate in the Company’s employee benefit plans and programs generally available to the Company’s senior executives. In addition to the foregoing, Mr. Johnson will be entitled to receive the following additional one-time compensation, in consideration of compensation he will forfeit as a result of resigning from his current position: (1) an aggregate of approximately $1,200,000 worth of shares of the Company’s Class A common stock, issued in three equal installments on or about his start date and the first and second anniversaries thereof and (2) an aggregate of approximately $600,000 worth of shares of the Company’s Class A common stock and $240,000 in cash, payable in February 2020. Mr. Johnson will also be entitled to reimbursement of certain expenses incurred in connection with his relocation to Baton Rouge, Louisiana.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Lamar Advertising Company dated May 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2019	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

Date: May 30, 2019	LAMAR MEDIA CORP.

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer